SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2007

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

On January 1, 2008, Ebix, Inc. (the “Company”), as anticipated in the Form 8-K previously filed and dated December 18, 2007,  completed the closing of its acquisition of Telstra eBusiness Services.  The Company also announced that effective immediately the name of Telstra eBusiness had been changed to EbixEchange Australia.

A copy of the related press release announcing the completion of the acquisition of Telstra eBusiness is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation

On December 26, 2007, Ebix, Inc. (the “Company”) received an advance in the amount of $16,400,000 from its Revolving Credit Loan facility with LaSalle National Bank Association.  This funding transaction was facilitated by a Second Amendment to the underlying respective Loan & Security Agreement.  The Second Amendment, dated December 14, 2007 increased the maximum amount of outstanding advances under the Revolving Credit Loan from $15,000,000 to $25,000,000.  The interest rate on the Revolving Credit Loan facility remained unchanged at LIBOR + 1.30% and currently stands at 5.90%.  The Company paid no fees in relation to this modification.

The proceeds from this Revolving Credit Loan advance were used towards the funding of the Company’s acquisition of Sydney Australia based Telstra eBusiness, which, as reported above, closed on January 1, 2008.

As of December 31, 2007 the outstanding advances from the Revolving Credit Loan facility has been reduced $750,000 to 15,650,000.

Item 9.01 Exhibits

Exhibit 99.1:  Press release, dated January 2, 2008, issued by Ebix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert F. Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

January 2, 2008